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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



             _____________________________________________________



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                January 10, 1996


                           GREINER ENGINEERING, INC.
             (Exact name of registrant as specified in its charter)

           1-6082                       95-1799320
           (Commission File Number)     (I.R.S. Employer
                                               Identification Number)


                                     Nevada

                 (State or other jurisdiction of incorporation)


                   909 East Las Colinas Boulevard, Suite 1900
                              Irving, Texas  75039
             (Address of principal executive offices and zip code)


              Registrant's telephone number, including area code:
                                 (214) 869-1001
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            Item 5. Other Events.

                    On January 10, 1996, URS Corporation ("URS") and Greiner Engineering, Inc. ("Greiner") executed an Agreement and Plan of Merger, dated as of January 10, 1996, pursuant to which URS Acquisition Corporation, a wholly- owned subsidiary of URS, will be merged with and into Greiner and each outstanding share of the Common Stock of Greiner will be converted into the right to receive (i) 0.298 shares of the Common Stock of URS, and (ii) $13.50 in cash, for an aggregate acquisition price of approximately $63.5 million and
1.4 million shares of URS common stock (the "Acquisition"). As a result of the Acquisition, Greiner will become a wholly-owned subsidiary of URS. The transaction remains subject to Greiner stockholder approval and other closing conditions.

            Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            (c) The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S- K:

            Exhibit Number           Exhibit

               2(a) Agreement and Plan of Merger, dated as of January 10, 1996, between URS Corporation, URS Acquisition Corporation Greiner Engineering, Inc., a Nevada corporation

               20(a)                 Press Release issued January 11, 1996
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                                   SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 17, 1996

                                     GREINER ENGINEERING, INC.


                                     By:  /s/ Patrick J. McColpin
                                        ---------------------------------------
                                          Patrick J. McColpin
                                          Vice President and
                                          Chief Financial Officer
                                          (Principal Accounting Officer)

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                              INDEX TO EXHIBITS


Exhibit
Number             Exhibit

2(a) Agreement and Plan of Merger, dated as of January 10, 1996, between URS Corporation, URS Acquisition Corporation, Greiner Engineering, Inc., a Nevada corporation

20(a)              Press Release issued January 11, 1996